Exhibit 10.1

EXECUTION COPY

VOTING AGREEMENT

BY AND AMONG

THE CHARLES SCHWAB CORPORATION,

G-BAR LIMITED PARTNERSHIP,

JG 2002 DELTA TRUST

AND

(SOLELY FOR PURPOSES OF SECTION 5.2 HEREOF)

OPTIONSXPRESS HOLDINGS, INC.

DATED AS OF MARCH 18, 2011

INDEX OF DEFINED TERMS

Page

Acquiror	1
Affiliate	1
Agreement	1
Beneficial Ownership	2
Beneficially Own	2
Beneficially Owned	2
Common Stock	1
Company	1
control	2
Covered Shares	2
Encumbrance	2
Existing Shares	2
G-Bar	1
Merger	1
Merger Agreement	1
Merger Sub	1
Permitted Transfer	2
Person	3
Representatives	3
Stockholder	1
Stockholders	1
Subsidiary	3
Transfer	3
Trust	1
willful and material breach	8

ii

VOTING AGREEMENT

VOTING AGREEMENT, dated as of March 18, 2011 (this “Agreement”), by and among The Charles Schwab Corporation, a Delaware corporation (“Acquiror”), G-Bar Limited Partnership (“G-Bar”), JG 2002 Delta Trust (“Trust”) (each of G-Bar and Trust, a “Stockholder” and, collectively, the “Stockholders”) and, solely for the purposes of Section 5.2 hereof, optionsXpress Holdings, Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Acquiror, Neon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) and each outstanding share of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”) will be converted into the right to receive the merger consideration specified therein.

WHEREAS, as of the date hereof, (i) G-Bar is the record and beneficial owner, in the aggregate, of 10,723,943 shares of Common Stock and (ii) Trust is the record and beneficial owner, in the aggregate, of 2,441,783 shares of Common Stock.

WHEREAS, as a condition and inducement to Acquiror entering into the Merger Agreement, Acquiror has required that the Stockholders agree, and the Stockholders have agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Covered Shares (as hereinafter defined) set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

GENERAL

1.1. Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

“Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended; provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or any other means.

“Covered Shares” means, with respect to each Stockholder, such Stockholder’s Existing Shares, together with any shares of Common Stock or other voting securities of the Company and any securities convertible into or exercisable or exchangeable for shares of Common Stock or other voting securities of the Company, in each case that such Stockholder acquires Beneficial Ownership of on or after the date hereof.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

“Existing Shares” means, with respect to each Stockholder, the number of shares of Common Stock Beneficially Owned (and except as may be set forth on Schedule 1 hereto, owned of record) by such Stockholder, as set forth opposite such Stockholder’s name on Schedule 1 hereto.

“Permitted Transfer” means a Transfer by a Stockholder to (i) any Affiliate of such Stockholder, provided that, prior to the effectiveness of such Transfer, such transferee executes and delivers to Acquiror a written agreement, in form and substance acceptable to Acquiror, to assume all of such Stockholder’s obligations hereunder in respect of the securities subject to such Transfer and to be bound by the terms of this Agreement, with respect to the securities subject to such Transfer, to the same extent as such Stockholder is bound hereunder and to make each of the representations and warranties hereunder in respect of the securities transferred as such Stockholder shall have made hereunder.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.

“Representatives” means the officers, directors, employees, partners, agents, advisors and Affiliates of a Person.

“Subsidiary” means, with respect to any Person, any corporation or other organization, whether incorporated or unincorporated, (i) of which such Person or any other Subsidiary of such Person is a general partner, or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

ARTICLE II

VOTING

2.1. Agreement to Vote. Each Stockholder hereby irrevocably and unconditionally agrees that during the term of this Agreement, at the Company Stockholders Meeting and at any other meeting of the stockholders of the Company, however called, including any adjournment or postponement thereof, and in connection with any written consent of the stockholders of the Company, such Stockholder shall, in each case to the fullest extent that such Stockholder’s Covered Shares are entitled to vote thereon or consent thereto:

(a) appear at each such meeting or otherwise cause such Stockholder’s Covered Shares to be counted as present thereat for purposes of calculating a quorum; and

(b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of such Stockholder’s Covered Shares (i) in favor of the adoption of the Merger Agreement and any proposed postponements or adjournments of any annual or special meetings of the stockholders of the Company at which the adoption of the Merger Agreement or any of the matters described in clauses (ii) and (iii) of this Section 2.1(b)

are to be considered; (ii) against any action or agreement that is in opposition to the Merger or that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement; and (iii) against any Acquisition Proposal and against any other agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, frustrate the purposes of or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Stockholder of its obligations under this Agreement, including: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries (other than the Merger); (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or any reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; or (C) any change in the present capitalization or dividend policy of the Company, except if approved by Acquiror. The obligations of such Stockholder specified in this Section 2.1(b) shall apply whether or not the Merger or any action described above is recommended by the Board of Directors of the Company (or any committee thereof).

2.2. No Inconsistent Agreements. Each Stockholder hereby covenants and agrees that, except for this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to such Stockholder’s Covered Shares, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy (except pursuant to Section 2.3 hereof), consent or power of attorney with respect to such Stockholder’s Covered Shares and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing, impeding or delaying such Stockholder from performing any of its obligations under this Agreement.

2.3. Proxy. Each Stockholder hereby irrevocably appoints as its proxy and attorney-in-fact, Walter W. Bettinger II, Joseph R. Martinetto and Carrie E. Dwyer, in their respective capacities as officers of Acquiror, and any individual who shall hereafter succeed to any such officer of Acquiror, and any other Person designated in writing by Acquiror (collectively, the “Grantees”), each of them individually, with full power of substitution, to vote or execute written consents with respect to such Stockholder’s Covered Shares in accordance with Section 2.1 hereof and, in the discretion of the Grantees, with respect to any proposed postponements or adjournments of any annual or special meetings of the stockholders of the Company at which any of the matters described in Section 2.1(b) was to be considered. This proxy is coupled with an interest and shall be irrevocable, and each Stockholder will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by such Stockholder with respect to such Stockholder’s Covered Shares. Acquiror may terminate this proxy with respect to any Stockholder at any time at its sole election by written notice provided to such Stockholder.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Acquiror as follows:

(a) Organization; Authorization; Validity of Agreement; Necessary Action. Such Stockholder is duly organized under the laws of its respective jurisdiction of organization and is validly existing and in good standing under the laws of such jurisdiction. Such Stockholder has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Stockholder of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder or any general or limited partner, beneficiary or trustee thereof are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Ownership. Such Stockholder’s Existing Shares are, and all of the Covered Shares owned by such Stockholder from the date hereof through and on the Closing Date will be, Beneficially Owned and owned of record by such Stockholder except to the extent such Covered Shares are Transferred after the date hereof pursuant to a Permitted Transfer. Such Stockholder has good and marketable title to such Stockholder’s Existing Shares, free and clear of any Encumbrances. As of the date hereof, such Stockholder’s Existing Shares constitute all of the shares of Common Stock Beneficially Owned or owned of record by such Stockholder. Such Stockholder has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article II hereof, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Stockholder’s Existing Shares and with respect to all of the Covered Shares owned by such Stockholder at all times through the Closing Date.

(c) No Violation. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement will not, (i) conflict with or violate the limited partnership agreement, trust declaration or similar instrument or other comparable governing documents, as applicable, of such Stockholder, (ii) conflict with or violate any law, ordinance or regulation of any Governmental Entity applicable to such Stockholder or by which any of its assets or properties is bound, or (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on the Covered Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Covered Shares is bound, except for any of the foregoing as could not reasonably be expected, either individually or in the aggregate, to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(d) Consents and Approvals. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.

(e) Absence of Litigation. There is no suit, action, claim, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against or affecting such Stockholder or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(f) Reliance by Acquiror and Merger Sub. Such Stockholder understands and acknowledges that Acquiror and Merger Sub are entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

ARTICLE IV

OTHER COVENANTS

4.1. Prohibition on Transfers, Other Actions. Each Stockholder hereby agrees not to (i) Transfer any of such Stockholder’s Covered Shares, Beneficial Ownership or record ownership thereof or any other interest therein unless such Transfer is a Permitted Transfer; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or could reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Stockholder’s representations, warranties, covenants and obligations under this Agreement; or (iii) take any action that could restrict or otherwise affect such Stockholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Each Stockholder agrees that any Transfer in violation of this provision shall be void and of no force or effect.

4.2. Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Existing Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

4.3. No Solicitation. Each Stockholder hereby agrees that during the term of this Agreement it shall not, and shall not permit any of its Subsidiaries, Affiliates or Representatives to, (i) initiate, solicit, encourage or knowingly facilitate (including by way of providing information) the submission of any inquiries, proposals or offers (whether firm or hypothetical) or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Acquisition Proposal, (ii) have any discussions with or provide any confidential information or data to any person relating to an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, (iii) approve or recommend, or publicly propose to approve or recommend, any Acquisition Proposal, (iv) approve or recommend, or publicly propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, memorandum of understanding, merger agreement, asset or share purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal, (v) enter into any agreement or agreement in principle requiring, directly or indirectly, the Company to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or breach its obligations thereunder, (vi) make or participate in, directly or indirectly, a “solicitation” of “proxies” (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any shares of Common Stock in connection with any vote or other action on any matter, other than to recommend that stockholders of the Company vote in favor of the adoption of the Merger Agreement and as otherwise expressly provided in this Agreement, or (vii) publicly propose or agree to do any of the foregoing. Each Stockholder hereby agrees immediately to cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any Persons other than Acquiror with respect to any Acquisition Proposal, and will take the necessary steps to inform its Affiliates and Representatives of the obligations undertaken by such Stockholder pursuant to this Agreement, including this Section 4.3. Each Stockholder also agrees that any violation of this Section 4.3 by any of its Affiliates or Representatives shall be deemed to be a violation by such Stockholder of this Section 4.3.

4.4. Notice of Acquisitions, Proposals Regarding Prohibited Transactions. Each Stockholder hereby agrees to notify Acquiror as promptly as practicable (and in any event within 24 hours) in writing of (i) the number of any additional shares of Common Stock or other securities of the Company of which such Stockholder acquires Beneficial Ownership on or after the date hereof, (ii) any inquiries or proposals which are received by, any information which is requested from, or any negotiations or discussions which are sought to be initiated or continued with, such Stockholder or any of its Affiliates with respect to any Acquisition Proposal or any other matter referred to in Section 4.3 (including the material terms thereof and the identity of such person(s) making such inquiry or proposal, requesting such information or seeking to initiate or continue such negotiations or discussions, as the case may be) and (iii) any proposed Permitted Transfers of such Stockholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein. Each Stockholder will keep Acquiror fully informed in all material respects of any related developments, discussions and inquiries relating to the matters described in clause (ii) of the preceding sentence and shall provide to Acquiror as soon as practicable after receipt or delivery thereof copies of all correspondence and other written materials sent or provided to such Stockholder or any of its Subsidiaries from any person that describes the terms or conditions of any Acquisition Proposal or other proposal that is the subject of any such inquiry, proposals or information requests.

4.5. Further Assurances. From time to time, at Acquiror’s request and without further consideration, each Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to effect the actions and consummate the transactions contemplated by this Agreement. Without limiting the foregoing, each Stockholder hereby authorizes Acquiror to publish and disclose in any announcement or disclosure required by the SEC and in the Proxy Statement/Prospectus such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

ARTICLE V

MISCELLANEOUS

5.1. Termination. This Agreement shall remain in effect until the earlier to occur of (i) the Effective Time and (ii) the date of termination of the Merger Agreement; provided, however, that the provisions of this Section 5.1 and Sections 5.4 through 5.12 shall survive any termination of this Agreement without regard to any temporal limitation. Nothing in this Section 5.1 and no termination of this Agreement shall relieve any party hereto from any liability or damages to the extent such liabilities or damages were the result of its fraud or the willful and material breach by such party of any of its representations, warranties, covenants or other agreements set forth in this Agreement. For purposes of this Agreement, “willful and material breach” shall mean a material breach that is a consequence of an act undertaken by the breaching party with the knowledge (actual or constructive) that the taking of such act would, or would be reasonably expected to, cause a breach of this Agreement.

5.2. Stop Transfer Order.

(a) In furtherance of this Agreement, each Stockholder hereby authorizes and instructs the Company to instruct its transfer agent to enter a stop transfer order with respect to all of such Stockholder’s Covered Shares. The Company agrees that as promptly as practicable after the date of this Agreement it shall give such stop transfer instructions to the transfer agent for the Common Stock.

(b) In the event that a Stockholder intends to undertake a Permitted Transfer of its Covered Shares, such Stockholder shall provide notice thereof to the Company and Acquiror and shall authorize the Company to instruct its transfer agent to (i) lift the stop transfer order in order to effect such Permitted Transfer only upon certification by Acquiror that the written agreement to be entered into by the transferee agreeing to be bound by this Agreement pursuant to the definition of “Permitted Transfer” is satisfactory to Acquiror and (ii) re-enter the stop transfer order upon completion of the Permitted Transfer. The Company agrees that as promptly as practical after the receipt of such notice of a contemplated Permitted Transfer together with a duly executed copy of the applicable written agreement of the proposed transferee agreeing to be bound by the terms of this Agreement, and written acknowledgement from Acquiror of its approval of such written agreement, it shall instruct the transfer agent for the Common Stock to (x) lift such stop transfer order with respect to such Stockholder’s Covered Shares in order to effect such Permitted Transfer and (y) re-enter the stop transfer order upon completion of the Permitted Transfer; provided that the Company shall not permit such Transfer to be registered by the transfer agent or such stop transfer restrictions to be lifted if Acquiror has not so approved, and received a copy of, such duly executed written agreement of the proposed transferee or if the Company or Acquiror otherwise determines that the Transfer to be effected by such Stockholder is not a Permitted Transfer.

(c) At the request of Acquiror, the Company agrees to take all action necessary to void any Transfer in violation of Section 4.1.

5.3. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Acquiror any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Stockholder, and Acquiror shall have no authority to direct any Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

5.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, post prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a) if to Acquiror, to:

The Charles Schwab Corporation
211 Main Street
San Francisco, CA 94105
Attention:	Joseph R. Martinetto,
Executive Vice President and Chief Financial Officer
Fax: (415) 667-9731

with a copy to:

The Charles Schwab Corporation
211 Main Street
San Francisco, CA 94105
Attention:	Carrie E. Dwyer,
Executive Vice President, Corporate Oversight and General Counsel
Fax: (415) 667-9814

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

Attention:	Lee Meyerson Elizabeth A. Cooper
Fax: (212) 455-2502

(b) if to the Company (for purposes of Section 5.2), to:

optionsXpress Holdings, Inc.
311 W. Monroe St., Suite 1000 Chicago, IL 60606
Attention:	Adam J. DeWitt, Chief Financial Officer
Fax: (312) 220-7070

with a copy to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attention:	Sanford E. Perl, P.C.
Gerald T. Nowak, P.C.
Fax: (312) 862-2200

(c) if to G-Bar, to:

G-Bar Limited Partnership 440 S. LaSalle St., Suite 650 Chicago, IL 60605 Attention: James Gray Fax: (312) 362-4208

with a copy to:

Kirkland & Ellis LLP 300 North LaSalle Street
Chicago, IL 60654
Attention:	Sanford E. Perl, P.C. Gerald T. Nowak, P.C.
Fax: (312) 862-2200

(d) if to Trust, to:

JG 2002 Delta Trust c/o G-Bar Limited Partnership 440 S. LaSalle St., Suite 650 Chicago, IL 60605 Attention: James Gray Fax: (312) 362-4208

with a copy to:

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attention:	Sanford E. Perl, P.C.
Gerald T. Nowak, P.C.
Fax: (312) 862-2200

5.5. Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

5.6. Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

5.7. Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

5.8. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (except to the extent that mandatory provisions of federal Law are applicable).

(a) Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction and venue of the Delaware Court of Chancery, New Castle County, or if that court does not have jurisdiction, a federal court sitting in the State of Delaware, and the courts hearing appeals therefrom, for any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 5.8, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the action, suit or proceeding in any such court is brought in an inconvenient forum, that the venue of such action, suit or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each party irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any and all rights to trial by jury in connection with any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(b) Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any action, suit or proceeding arising out of or relating to this Agreement by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address specified pursuant to Section 5.4, such service of process to be effective upon acknowledgment of receipt of such registered mail.

(c) Each party expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided, that consent by the parties to jurisdiction and service contained in this Section 5.8 is solely for the purpose referred to in this Section 5.8 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose.

5.9. Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Acquiror and each of the Stockholders, provided that any amendment to Section 5.2 shall also require the consent of the Company. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Acquiror and each of the Stockholders.

5.10. Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

5.11. Severability. Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner adverse to any party or its stockholders. Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible.

5.12. Successors and Assigns; Third Party Beneficiaries. Except in connection with a Permitted Transfer as provided herein, neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

THE CHARLES SCHWAB CORPORATION

By:	/s/ Joseph R. Martinetto

Name:	Joseph R. Martinetto
Title:	Executive Vice President and
Chief Financial Officer

G-BAR LIMITED PARTNERSHIP

By:	/s/ James Gray

Name:	James Gray
Title:	President, G-Bar Management Corp.

JG 2002 DELTA TRUST

By:	/s/ James Gray

Name:	James Gray
Title:	Trustee

OPTIONSXPRESS HOLDINGS, INC. (solely for purposes of Section 5.2)

By:	/s/ David Fisher

Name:	David Fisher
Title:	Chief Executive Officer

[Signature Page to Voting Agreement]

Schedule 1

STOCKHOLDER INFORMATION

Name	Existing Shares

G-Bar Limited Partnership Address for Notices: James Gray G-Bar Limited Partnership 440 S. LaSalle St., Suite 650 Chicago, IL 60605	10,723,943 shares of Common Stock

JG 2002 Delta Trust Address for Notices: James Gray G-Bar Limited Partnership 440 S. LaSalle St., Suite 650 Chicago, IL 60605	2,441,783 shares of Common Stock